Exhibit 10.87

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

This Third Amendment to Employment Agreement (the “Third Amendment”) is made and entered into as of January 1, 2008 by and between KW Multi-Family Management Group, Ltd. a Delaware corporation (“The Company”), and Robert E. Hart (“Employee”).

RECITALS

WHEREAS, Company and Employee have entered into that certain Employment Agreement dated as of January 1, 2006 and amended August 1, 2006, and January 1, 2007 (the “Agreement”), providing for the employment of Employee by Company pursuant to the terms of such Agreement; and

WHEREAS, Company. and Employee have agreed that the terms of the Employment Agreement should be modified to change the Term and Compensation.

AMENDMENT TO AGREEMENT

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend the Agreement, as follows:

1.              The term of this Agreement is extended to December 31, 2008. Therefore, Section 3 of the Agreement is amended such that the termination date of “December 31, 2007” is deleted and the termination date of “December 31, 2008” is inserted in lieu thereof:

2.                Section 5 (a) Compensation is deleted in its entirety and the following is added in lieu thereof:

Section 5 (a) Compensation. The Company shall pay Employee a salary equal to $23,076.93 per pay period ($600,000.00 annualized) payable in equal installments every two weeks (based on 26 pay periods per year) and subject to such deductions and withholdings as Company may from time to time be required to make pursuant to applicable law, governmental regulation or order.

Subject to the foregoing, the Employment Agreement remains in full force and effect, and Company and Employee hereby ratify and affirm the Employment Agreement in each and every respect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

COMPANY:		EMPLOYEE:
KW Multi-Family Management Group, Ltd.
a Delaware corporation

Name:	/s/ William J. McMorrow	/s/ Robert E. Hart